Exhibit 10.1

EXECUTION VERSION

NALCO COMPANY,

as Issuer

and the Guarantors named herein

U.S. Dollar-denominated 6.625% Senior Notes due 2019

Euro-denominated 6.875% Senior Notes due 2019

INDENTURE

Dated as of December 21, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

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-ii-

-iii-

Appendix A	–	Provisions Relating to Initial Securities, Additional Securities and Exchange Securities

EXHIBIT INDEX

Exhibit A	–	Initial Dollar Security
Exhibit B	–	Initial Euro Security
Exhibit C	–	Exchange Dollar Security
Exhibit D	–	Exchange Euro Security
Exhibit E	–	Form of Transferee Letter of Representation
Exhibit F	–	Form of Supplemental Indenture

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CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	4.02; 4.09
314(a)	4.02; 4.09
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	4.10
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of December 21, 2010 among NALCO COMPANY, a Delaware corporation (the “Company”), the Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $750,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due January 15, 2019 (the “Original Dollar Securities”) issued on the date hereof and €200,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due January 15, 2019 (the “Original Euro Securities” and together with the Original Dollar Securities, the “Original Securities”) issued on the date hereof, (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (the “Initial Dollar Securities”) or Exhibit B (the “Initial Euro Securities”) (all such securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the “Appendix”)) or otherwise registered under the Securities Act (as defined in the Appendix) and issued, the Company’s U.S. Dollar 6.625% Senior Notes due January 15, 2019 (the “Exchange Dollar Securities”) and the Company’s Euro 6.875% Senior Notes due January 15, 2019 (the “Exchange Euro Securities” and together with the Exchange Dollar Securities, the “Exchange Securities” and, together with the Initial Securities, the “Securities”) issued in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities or otherwise registered under the Securities Act and issued in the form of Exhibit C or D. Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Acquisition” means the acquisition by Holdings of all of the outstanding capital stock of Ondeo Nalco Company and certain subsidiaries of Nalco International S.A.S., comprising all or substantially all of the assets relating to its water treatment and specialty process chemicals systems business.

“Additional Interest” means all additional interest then owing pursuant to the Registration Agreement.

“Additional Dollar Securities” means U.S.-Dollar-denominated 6.625% Senior Notes due 2019 issued from time to time under this Indenture subsequent to the Issue Date.

“Additional Euro Securities” means Euro-denominated 6.875% Senior Notes due 2019 issued from time to time under this Indenture subsequent to the Issue Date.

“Additional Securities” means Additional Dollar Securities and Additional Euro Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Currency Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, in the case of the Dollar Securities, or euros, in the case of the Euro Securities, at any time for the determination thereof, the amount of U.S. dollars or euros, as applicable, obtained by converting such foreign currency involved in such computation into U.S. dollars or euros, as applicable, at the spot rate for the purchase of U.S. dollars or euros, as applicable, with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Security; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Original Dollar Securities or the Original Euro Securities, as applicable at January 15, 2014 as set forth in Paragraph 5 of the applicable Security plus (ii) all required interest payments due on such Security through January 15, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Security.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of Holdings or any Restricted Subsidiary of Holdings (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary of Holdings) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $10 million;

(e) any disposition of property or assets by a Restricted Subsidiary of Holdings to Holdings or by Holdings or a Restricted Subsidiary of Holdings to a Restricted Subsidiary of Holdings;

(f) sales of assets received by Holdings or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) sales of inventory in the ordinary course of business;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions; and

(k) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing.

“Authorized Person” means any person who is designated in writing by the Issuer or Guarantors from time to time to give instructions to the Euro Paying Agent under the terms of this Indenture.

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day (i) other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, London or Luxembourg and (ii) where the relevant currency is the Euro, the TARGET system is open and, for all other relevant currencies, commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant currency.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. Dollars, pounds sterling, euros, or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P in each case with maturities not exceeding two years from the date of acquisition; and

(8) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to a Person; or

(ii) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company, Holdings or any direct or indirect parent of Holdings; or

(iii) individuals who on the Issue Date constituted the Board of Directors of the Company, Holdings or Parent (together with any new directors whose election by such Board of Directors of the Company, Holdings or Parent or whose nomination for election by the shareholders of the Company, Holdings or Parent, as the case may be, was approved by (a) a vote of a majority of the directors of the Company, of Holdings or of Parent, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (b) the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of the Company, Holdings or Parent then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Company’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing); and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued;

less interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary or nonrecurring gains or losses or income or expenses (less all fees and expenses relating thereto), including, without limitation, any severance expenses, transition expenses incurred as a direct result of the transition of the Company to an independent operating company in connection with the Transactions and fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transactions, in each case, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated after the Issue Date shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included;

(9) an amount equal to the amount of Tax Distributions actually made to the holders of Capital Stock of such Person or any parent company of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded;

(11) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12) accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded;

(13) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included; and

(14)(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of Holdings or a Restricted Subsidiary of Holdings to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Sections 4.04(a)(3)(D) and (E).

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and the Michigan Single Business Tax) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Guarantor after the Issue Date; provided that:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the Company or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Securities, and

(2) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Facilities” means, with respect to Holdings or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of noncash consideration received by Holdings or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company, Holdings or any direct or indirect parent company of Holdings or the Company, as applicable (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Discount Notes” means the 9.0% Senior Discount Notes due 2014 of Nalco Finance and Nalco Finance Holdings Inc.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Securities” means the Original Dollar Securities, the Exchange Dollar Securities and the Additional Dollar Securities, if any.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) business optimization expenses and other restructuring charges; provided that with respect to each business optimization expense or other restructuring charge, the Company shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be; plus

(5) the amount of any profit sharing expense to the extent a corresponding amount is received in cash by the Company under the Reimbursement Agreement (it being understood that if the amounts received in cash under the Reimbursement Agreement in any period exceed the amount of profit sharing expense in respect of such period, such excess amounts received may be carried forward and applied against profit sharing expense in future periods);

less, without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Company, Holdings or any direct or indirect parent company of Holdings or the Company, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to Holdings’, the Company’s or such direct or indirect parent company’s common stock registered on Form S-8; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“EU Government Obligations” means securities that are:

(1) direct obligations of any member state of the European Union (as it exists on the Issue Date) or issued by any agency or instrumentality thereof for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of any member state of the European Union (as it exists on the Issue Date) the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such member state of the European Union, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such EU Government Obligations or a specific payment of principal of or interest on any such EU Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the EU Government Obligations or the specific payment of principal of or interest on the EU Government Obligations evidenced by such depository receipt.

“Euro Securities” means the Original Euro Securities, the Exchange Euro Securities and the Additional Euro Securities, if any.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds received by Holdings after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of Holdings or pursuant to any Holdings or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that Holdings or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition and (2) all adjustments used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (5) under “Summary Historical Financial Data” in the Offering Circular to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Flow Through Entity” means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Government Obligations” means, in the case of the Dollar Securities, U.S. Government Obligations and, in the case of the Euro Securities, EU Government Obligations.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holdings” means Nalco Holdings LLC, a Delaware limited liability company until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Guarantee of Holdings.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that (a) Contingent Obligations incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Financings shall be deemed not to constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Instructions” means Oral Instructions and Written Instructions.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) Holdings’ “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means December 21, 2010, the date on which the Original Securities are issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including properly incurred legal fees and expenses) sustained by the Euro Paying Agent.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Nalco Finance” means Nalco Finance Holdings LLC.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Securities.

“Offering Circular” means the offering circular relating to the offering of the Original Securities dated December 9, 2010.

“Officer” means the Chairman of the Board, Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company, or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or on behalf of a Guarantor by two officers of such Guarantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or such Guarantor, as applicable, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Oral Instructions” means verbal instructions or directions received by the Euro Paying Agent from an Authorized Person or from a person reasonably believed by the Euro Paying Agent to be from an Authorized Person.

“Parent” means Nalco Holding Company.

“Pari Passu Indebtedness” means:

(1) with respect to the Company, the Securities and any Indebtedness which ranks pari passu in right of payment to the Securities; and

(2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Holdings or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Holders” means any person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture.

“Permitted Investment” means:

(1) any Investment in Holdings or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of Holdings, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) advances to employees not in excess of $25 million outstanding at any one time in the aggregate;

(7) any Investment acquired by Holdings or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.03(b)(x);

(9) any Investment by Holdings or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9), not to exceed 3% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of Holdings at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Holdings after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by Holdings or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10), not to exceed 3% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12) Investments the payment for which consists of Equity Interests of the Company, Holdings (other than Disqualified Stock) or any direct or indirect parent company of Holdings or the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (v) and (viii) of such Section);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with Sections 4.03 and 4.11;

(16) any Investment by Restricted Subsidiaries of Holdings in other Restricted Subsidiaries of Holdings and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries of Holdings;

(17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(19) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06; and

(20) additional Investments in joint ventures of Holdings or any of its Restricted Subsidiaries existing on the Issue Date in an aggregate amount not to exceed $25 million.

“Permitted Liens” means with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens securing an aggregate principal amount of Pari Passu Indebtedness under Credit Facilities permitted to be Incurred pursuant to clause (i) of Section 4.03(b); (B) Liens incurred to secure Obligations in respect of Indebtedness permitted to be incurred under Section 4.03, provided that as of such date, and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of Holdings to exceed 2.75 to 1.00; and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv), (xii) or (xx) (provided that in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of Holdings other than a Foreign Subsidiary) of Section 4.03(b);

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary of Holdings;

(9) Liens on property at the time Holdings or a Restricted Subsidiary of Holdings acquired the property, including any acquisition by means of a merger or consolidation with or into Holdings or any Restricted Subsidiary of Holdings; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary of Holdings;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary of Holdings permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Company or any Guarantor;

(16) Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings’ client at which such equipment is located;

(17) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(19) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $25 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Presumed Tax Rate” means the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company), and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Credit Facilities shall not be deemed a Qualified Receivables Financing.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of Holdings (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Holdings in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization

Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither Holdings nor any other Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms which Holdings reasonably believes to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings, and

(c) to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reimbursement Agreement” means that certain reimbursement agreement between the Company and Suez S.A. (“Suez”), dated as of November 4, 2003 providing for the reimbursement by Suez of all contributions required to be made by the Company to the Profit Sharing and Savings Plan pursuant to the Contribution Agreement between the Company and Northern Trust Company, dated as of November 2, 1999, as amended.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Holdings, including the Company.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary of Holdings or between Restricted Subsidiaries of Holdings.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its subsidiaries or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries (other than Secured Indebtedness secured by Liens permitted under clauses (6)(B), (10), (15) and (17) of the definition of “Permitted Liens”) as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (2) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that Holdings or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that Holdings or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition and (2) all adjustments used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (5) under “Summary Historical Financial Data” in the Offering Circular, to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

“Securities” means the securities issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Documents” means the collective reference to the Senior Credit Facilities, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

“Senior Credit Facilities” means the credit agreement entered into on May 13, 2009 among the Company, Holdings, certain subsidiaries of the Company, the financial institutions named therein and Bank of America, N.A. as Administrative Agent, as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Senior Subordinated Notes” means the $465,000,000 aggregate principal of 8 7/8% Senior Subordinated Notes due 2013 and the €200,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2013 issued by the Company on November 4, 2003.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the water treatment and specialty process chemicals systems, or the activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary of Holdings which Holdings has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness, including the Senior Subordinated Notes, of the Company which is by its terms subordinated in right of payment to the Securities, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee, including the guarantee of the Senior Subordinated Notes.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Restricted Subsidiary of Holdings that is a Guarantor.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa77bbbb) as in effect on the Issue Date.

“Total Assets” means the total consolidated assets of Holdings and its Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings.

“Total Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that Holdings or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Leverage Ratio is made (the “Total Leverage Calculation Date”), then the Total Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that Holdings or any of its Restricted Subsidiaries has both determined to make and made after the issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Total Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Total Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition and (2) all adjustments used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (5) under “Summary Historical Financial Data” in the Offering Circular to the extent such adjustments, without duplication continue to be applicable to such four quarter period.

“Transactions” means the Acquisition and the transactions related thereto (including the related financings), the offering of the Initial Securities and the refinancing of the Senior Subordinated Notes and the Discount Notes with the proceeds therefrom.

“Treasury Rate” means (i) with respect to the Dollar Securities, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2014; provided, however, that if the period from such redemption date to January 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used and (ii) with respect to the Euro Securities, the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany with a constant maturity most nearly equal to the period from the applicable redemption date of such Euro Securities to January 15, 2014; provided, however, that if the period from the redemption date to January 15, 2014 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given except that if the period from the redemption date to January 15, 2014 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings but excluding the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) Holdings could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for Holdings and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York City time) on such date of determination (or if no such quote is available on such date, on the immediately preceding Business Day for which such a quote is available).

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

“Written Instructions” means any written notices, directions or instructions received by the Euro Paying Agent from an Authorized Person or from a person reasonably believed by the Euro Paying Agent to be an Authorized Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07
“Appendix”	Preamble
“Asset Sale Offer”	4.06(b)
“Authorized Person”	12.02(e)
“Bankruptcy Law”	6.01
“Base Currency”	12.18
“Clearstream”	Appendix A
“Common Depository”	Appendix A
“covenant defeasance option”	8.01(c)
“Covenant Suspension Event”	4.14(a)
“Custodian”	6.01
“Definitive Securities”	Appendix A
“Depository”	Appendix A
“Dollar Initial Purchaser”	Appendix A
“Dollar Paying Agent”	2.04
“Euroclear”	Appendix A
“Euro Initial Purchasers”	Appendix A
“Euro Paying Agent”	2.04
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Exchange Dollar Securities”	Preamble
“Exchange Euro Securities”	Preamble
“Exchange Securities”	Preamble
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“incorporated provision”	1.01
“Initial Dollar Securities”	Preamble

Term	Defined in Section

“Initial Euro Securities”	Preamble
“Initial Purchasers”	Appendix A
“Initial Securities”	Preamble
“Judgment Currency”	12.18
“legal defeasance option”	8.01
“Losses”	11.03
“Luxembourg Paying Agent”	2.04
“Notice of Default”	6.01(j)
“Offer Period”	4.06(d)
“Original Dollar Securities”	Preamble
“Original Euro Securities”	Preamble
“Original Securities”	Preamble
“Paying Agent”	2.04
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registration Agreement”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04
“Registration Default Damages”	Appendix A
“Regulation S”	Appendix A
“Regulation S Securities”	Appendix A
“Restricted Payment”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Retired Capital Stock”	4.04(b)
“Reversion Date”	4.14(b)
“Rule 501”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Securities”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(b)
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(c)
“Transfer”	5.01(b)
“Transfer Restricted Definitive Dollar Securities”	Appendix A
“Transfer Restricted Definitive Euro Securities”	Appendix A
“Transfer Restricted Definitive Securities”	Appendix A
“Unrestricted Definitive Security”	Appendix A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(k) “€” and “Euros” each refer to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities;

(l) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Registration Default Damages, to the extent that, in such context, Registration Default Damages are, were, or would be payable in respect thereof; and

(m) references to the records of Euroclear and Clearstream shall be to the records that each of Euroclear and Clearstream holds for its customers which reflect the amount of such customers’ interests in the Original Euro Securities.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Issue Date is $750,000,000 aggregate principal amount of Dollar Securities and €200,000,000 aggregate principal amount of Euro Securities. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

The Company may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.06, 4.06(g), 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Additional Dollar Securities and/or Additional Euro Securities which may be authenticated and delivered under this Indenture,

(3) the issue price and issuance date of such Additional Dollar Securities and/or Additional Euro Securities, including the date from which interest on such Additional Dollar Securities and/or Additional Euro Securities shall accrue;

(4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A or B hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such

Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

(5) if applicable, that such Additional Securities that are not Transfer Restricted Definitive Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A or B, but shall be issued in the form of Exchange Securities as set forth in Exhibit C or D.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Dollar Securities and the Trustee’s certificate of authentication and (ii) any Additional Dollar Securities (if issued as Transfer Restricted Definitive Dollar Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Euro Securities and the Trustee’s certificate of authentication and (ii) any Additional Euro Securities (if issued as Transfer Restricted Definitive Euro Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Dollar Securities and the Trustee’s certificate of authentication and (ii) any Additional Dollar Securities issued other than as Transfer Restricted Definitive Dollar Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit C hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Euro Securities and the Trustee’s certificate of authentication and (ii) any Additional Euro Securities issued other than as Transfer Restricted Definitive Euro Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit D hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $2,000 in the case of Dollar Securities and any integral multiples of $1,000 in excess thereof and €100,000 in the case of Euro Securities and any integral multiples of €1,000 in excess thereof.

SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (a) (i) Original Dollar Securities for original issue on the date hereof in an aggregate principal amount of $750,000,000 and (ii) Original Euro Securities for original issue on the date hereof in an aggregate principal amount of €200,000,000, (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Securities for issue in a Registered Exchange Offer pursuant to the Registration Agreement for a like principal amount of Initial Securities exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. Notwithstanding anything to the contrary in the Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 in the case of the Dollar Securities and €100,000 in the case of the Euro Securities, whether such Additional Securities are of the same or a different series than the Original Securities.

One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Securities. The Trustee hereby appoints The Bank of New York Mellon, London Branch, as authenticating agent for the Euro Securities and the Company agrees to such appointment. Any such appointment (other than as set forth in the preceding sentence) shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The Trustee is hereby authorized to enter into a letter of representations with the Depository in the form provided by the Company and to act in accordance with such letter.

SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency in Chicago, Illinois where Dollar Securities may be presented for payment (the “Dollar Paying Agent”), (iii) an office or agency in London, England where Euro Securities may be presented for payment (the “Euro Paying Agent”) and (iv) so long as the Euro Securities are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, an office or agency in Luxembourg, where Euro Securities may be presented for payment (the “Luxembourg Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The Company shall maintain a co-registrar in London, England and, so long as the Euro Securities are listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, in Luxembourg where Euro Securities may be presented for registration of transfer or for exchange. The term “Paying Agent” includes the Dollar Paying Agent, the Euro Paying Agent, the Luxembourg Paying Agent (if any) and any additional paying agents. The Company initially appoints the Trustee as (i) Registrar, Dollar Paying Agent and Euro Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities. The Company initially appoints The Bank of New York Mellon, London Branch as co-registrar, Euro Paying Agent and Securities Custodian with respect to the Euro Securities.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA; provided that any such agency agreement with the Luxembourg Paying Agent need not incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Company shall deposit with each Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Company.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no

Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Dollar Securities or the Euro Securities, the Company shall pay the defaulted interest then borne by the Dollar Securities or the Euro Securities, as the case may be (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered by electronic transmission or mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the sum of (1) the principal amount of the Dollar Securities at such date of determination plus (2) the U.S. Dollar Equivalent, at such date of determination, of the principal amount of the Euro Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities (and not solely the Dollar Securities or the Euro Securities as provided for in the proviso to the first sentence of Section 9.02(a)), such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Company and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A, Exhibit B, Exhibit C and Exhibit D hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Company elects to redeem Dollar Securities and/or Euro Securities pursuant to the optional redemption provisions of Paragraph 5 of the applicable Security, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Dollar Securities and/or Euro Securities to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least three Business Days prior to the date of the notice of redemption mentioned in section 3.05 hereof if the redemption is pursuant to Paragraph 5 of the applicable Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Dollar and/or Euro Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being delivered by electronic transmission or mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements or otherwise in compliance with the rules of DTC, Euroclear and Clearstream, as applicable); provided that no Dollar Securities of $2,000 or less, or Euro Securities of €100,000 or less, shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000 in the case of Dollar Securities or €100,000 in the case of Euro Securities, respectively. Securities and portions of them the Trustee selects shall be in amounts of $2,000 in the case of Dollar Securities or €100,000 in the case of Euro Securities or a whole multiple of $1,000 in the case of Dollar Securities or €1,000 in the case of Euro Securities in excess thereof, respectively. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05. Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the applicable Security, the Company shall mail or cause to be delivered by electronic transmission or mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Dollar Securities and/or Euro Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of a Paying Agent;

(iv) that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is delivered by electronic transmission or mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. (a) With respect to any Dollar Securities, prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Dollar Paying Agent (or, if the Company or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Dollar Securities or portions thereof to be redeemed on that date other than Dollar Securities or portions of Dollar Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Dollar Securities or portions thereof called for redemption so long as the Company has deposited with the Dollar Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Dollar Securities to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

(b) With respect to the Euro Securities, prior to 10:00 a.m., London time, on the Business Day prior to the redemption date, the Company shall deposit with the Euro Paying Agent (or, if the Company or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Euro Securities or portions thereof to be redeemed on that date other than Euro Securities or portions of Euro Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Euro Securities or portions thereof called for redemption so long as the Company has deposited with the Euro Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Euro Securities to be redeemed, unless the Euro Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports and Other Information. Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),

(a) within 90 days after the end of each fiscal year (or such shorter period as may be required by the SEC), annual reports on Form 10K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC), reports on Form 10Q (or any successor or comparable form),

(c) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8K by the SEC), such other reports on Form 8K (or any successor or comparable form), and

(d) any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings shall make available such information to prospective purchasers of Securities, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time Holdings would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In addition, to the extent not satisfied by the foregoing, Holdings shall, for so long as any notes are outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (it being acknowledged and agreed that, prior to the first date on which the information is required to be provided under this Section 4.02, the information contained in the Offering Circular is sufficient for this purpose).

In the event that:

(i) the rules and regulations of the SEC permit Holdings and any direct or indirect parent company of Holdings to report at such parent entity’s level on a consolidated basis and

(ii) such parent entity of Holdings is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Holdings,

such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.02 for Holdings shall satisfy this Section 4.02.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively (subject to Article 7 hereof) on Officers’ Certificates).

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (i) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) Holdings shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and Holdings and any Restricted

Subsidiary that is a Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Company and Holdings and any Restricted Subsidiary that is a Guarantor may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) the Incurrence by Holdings or its Restricted Subsidiaries of Indebtedness under the Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $1,950 million outstanding at any one time;

(ii) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Original Securities and the Guarantees, as applicable;

(iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) Indebtedness (including Capitalized Lease Obligations) Incurred by Holdings or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding that was Incurred pursuant to this clause (iv), does not exceed 3% of Total Assets at the time of Incurrence;

(v) Indebtedness Incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vi) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of Holdings in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness is subordinated in right of payment to the obligations of Holdings under its Guarantee; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(ix) Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that (1) any such Indebtedness is made pursuant to an intercompany note and (2) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(x) Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(xi) obligations in respect of performance, bid and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business;

(xii) Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary of Holdings not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $175 million at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which Holdings, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii));

(xiii) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of Holdings or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by Holdings or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable;

(xiv) the Incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under Section 4.03(a)

and clauses (ii), (iii), (iv), (xv) and (xx) of this Section 4.03(b) or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(2) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(3) to the extent such Refinancing Indebtedness refinances Indebtedness junior to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Securities or the Guarantee of such Restricted Subsidiary, as applicable;

(4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of Holdings that is not the Company or a Guarantor that refinances Indebtedness of the Company or a Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (iv) or (xx) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv) or (xx) of this Section 4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clauses (iv) and (xx) of this Section 4.03(b);

provided, further, that subclauses (1) and (2) of this clause (xiv) shall not apply to any refunding or refinancing of any Secured Indebtedness;

(xv) Indebtedness or Disqualified Stock of Persons that are acquired by Holdings or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness or Disqualified Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided, further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either:

(1) Holdings would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

(xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

(xvii) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(xviii) Contribution Indebtedness;

(xix) Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder, provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xix), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xix), does not exceed the greater of (x) $250 million and (y) 10% of the consolidated assets of the Foreign Subsidiaries; and

(xx) Indebtedness of Holdings or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

(c) Notwithstanding the foregoing, neither the Company nor any Guarantor may Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities or such Guarantor’s Guarantee, as applicable, to at least the same extent as such Subordinated Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xx) above or is entitled to be Incurred pursuant to Section 4.03(a), Holdings shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.03 and such item of Indebtedness shall be treated as having been Incurred pursuant to only one of such clauses or pursuant to Section 4.03(a); provided that all Indebtedness under the Senior Credit Facilities outstanding on May 6, 2009 shall be deemed to have been Incurred pursuant to clause (i) and Holdings shall not be permitted to reclassify all or any portion of such Indebtedness. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

SECTION 4.04. Limitation on Restricted Payments. (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving Holdings (other than (A) dividends or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of Holdings, the Company or any direct or indirect parent company of Holdings or the Company;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, (B) the Senior Subordinated Notes with the proceeds from debt financing and (C) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, Holdings could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (viii), (xiii)(B) and (xvii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

(A) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from October 1, 2010 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by Holdings or the Company after the Issue Date from the issue or sale of Equity Interests of Holdings or any direct or indirect parent company of Holdings or the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries), plus

(C) 100% of the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(D) 100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received by Holdings or any Restricted Subsidiary from:

(I) the sale or other disposition (other than to Holdings or a Restricted Subsidiary of Holdings) of Restricted Investments made by Holdings and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and its Restricted Subsidiaries by any Person (other than Holdings or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b)),

(II) the sale (other than to Holdings or a Restricted Subsidiary of Holdings) of the Capital Stock of an Unrestricted Subsidiary, or

(III) a distribution or dividend from an Unrestricted Subsidiary, plus

(E) in the event any Unrestricted Subsidiary of Holdings has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings, in each case after the Issue Date, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of Holdings in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b) or constituted a Permitted Investment), plus

(F) $100 million.

The Fair Market Value of property other than cash covered by clauses (3)(B), (C), (D) and (E) of this Section 4.04(a) shall be determined in good faith by the Company and in the event of property with a Fair Market Value in excess of $50 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company, Holdings or any direct or indirect parent company of Holdings or the Company or Subordinated Indebtedness of the Company or Holdings in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent company of Holdings or the Company or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or Holdings which is Incurred in accordance with Section 4.03 so long as

(A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

(B) such Indebtedness is subordinated to the Securities at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and

(D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent company of Holdings or the Company to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Company, Holdings or any direct or indirect parent company of Holdings or the Company held by any future, present or former employee, director or consultant of the Company, Holdings, or any direct or indirect parent company of Holdings or the Company or any other Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $15 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by Holdings or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company, Holdings or any direct or indirect parent company of Holdings or the Company (to the extent contributed to Holdings) to members of management, directors or consultants of Holdings and its Restricted Subsidiaries or any direct or indirect parent company of Holdings or the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B) the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent company of Holdings or the Company (to the extent contributed to Holdings) and its Restricted Subsidiaries after the Issue Date;

(provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year);

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of Holdings or the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of Holdings or the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, Holdings would have had a Fixed Charge Coverage Ratio of at least 2.25 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by Holdings or the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $50 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) the payment of dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent of Holdings or the Company, as the case may be, to fund the payment by any direct or indirect parent of Holdings or the Company, as the case may be, of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by Holdings or the Company from any public offering of common stock or contributed to Holdings or the Company by any direct or indirect parent of Holdings or the Company from any public offering of common stock;

(ix) Investments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed 3% of Total Assets at the time of such Restricted Payment;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary of Holdings by, Unrestricted Subsidiaries;

(xii) (A) with respect to each tax year or portion thereof that Holdings qualifies as a Flow Through Entity, the distribution by Holdings to the holders of Capital Stock of Holdings of an amount equal to the product of (i) the amount of aggregate net taxable income of Holdings allocated to the holders of Capital Stock of Holdings for such period and (ii) the Presumed Tax Rate for such period; and (B) with respect to any tax year or portion thereof that Holdings does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect parent company of Holdings in amounts required for such parent company to pay federal, state or local income taxes (as the case may be) imposed directly on such parent company to the extent such income taxes are attributable to the income of Holdings and its Restricted Subsidiaries (including, without limitation, by virtue of such parent company being the common parent of a consolidated or combined tax group of which Holdings and/or its Restricted Subsidiaries are members); provided, however, that in each case the amount of such payments in respect of any tax year does not exceed the amount that Holdings and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if Holdings and its Restricted Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group);

(xiii) the payment of dividends, other distributions or other amounts by Holdings or the Company, if applicable:

(A) in amounts equal to the amounts required for any direct parent of Holdings or the Company, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of Holdings or the Company, if applicable, and general corporate overhead expenses of any direct parent of Holdings or the Company, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings or the Company, if applicable, and their respective Subsidiaries; and

(B) dividends paid to any direct parent of Holdings or the Company, if applicable, in amounts equal to amounts required for any direct parent of Holdings or the Company, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with Section 4.03;

(xiv) cash dividends or other distributions on Holdings’ Capital Stock used to, or the making of loans to any direct or indirect parent of Holdings to, fund the payment of fees and expenses owed by Holdings, the Company or any direct or indirect parent company of Holdings or the Company, as the case may be, or Restricted Subsidiaries of Holdings to Affiliates, in each case to the extent permitted by Section 4.07;

(xv) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(xvii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness, including, without limitation, the Senior Subordinated Notes, pursuant to provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(xviii) the payment of dividends, other distributions or other amounts by Holdings or the Company to Nalco Finance or Nalco Finance Holdings Inc. to allow Nalco Finance or Nalco Finance Holdings Inc. to make payments of interest and principal on or redeem, repurchase, defease or otherwise acquire or retire, the Discount Notes, plus the amount equal to any reasonable premiums, fees and expenses incurred in connection with making such payments, redemptions, repurchases, defeasance, acquisitions or retirement; provided, however, that with respect to any such payments on or prior to December 31, 2011, Holdings or the Company shall only be allowed to make any such payments with the net proceeds of Indebtedness if (x) such Indebtedness is Subordinated Indebtedness or (y) the Total Leverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been less than 4.00 to 1.00 determined on a pro forma basis (including giving effect to the Incurrence of such Indebtedness);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (x), (xi), (xvii) and (xviii) of this Section 4.04(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Issue Date, all of Holdings’ Subsidiaries shall be Restricted Subsidiaries. Holdings shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Notwithstanding the foregoing, Holdings may not at any time designate the Company as an Unrestricted Subsidiary for any purpose under this Indenture or the Securities.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or by, its profits; or (ii) pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries;

(b) make loans or advances to Holdings or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the other Senior Credit Documents;

(2) this Indenture, the Securities, the Senior Subordinated Notes and the indenture relating to the Senior Subordinated Notes;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10) customary provisions contained in leases and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) other Indebtedness of any Restricted Subsidiary of Holdings (i) that is the Company or a Guarantor that is Incurred subsequent to the Issue Date pursuant to Section 4.03 or (ii) that is Incurred by a Foreign Subsidiary of Holdings subsequent to the Issue Date pursuant to clauses (iv), (xii) or (xx) of Section 4.03(b); or

(13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.06. Asset Sales. (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Holdings or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary of Holdings (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets,

(ii) any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary of Holdings from such transferee that are converted by Holdings or such Restricted Subsidiary of Holdings into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii) any Designated Non-cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) Within 365 days after Holdings’ or any Restricted Subsidiary of Holdings’ receipt of the Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i) to permanently reduce Obligations, other than Indebtedness owed to Holdings or an Affiliate of Holdings, under (A) the Senior Credit Facilities and other Obligations secured by a Lien which is permitted by this Indenture (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or (B) other Pari Passu Indebtedness (provided that if the Company or any Guarantor shall so reduce Obligations under other Pari Passu Indebtedness, the Company shall equally and ratably reduce Obligations under the Securities by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest the pro rata principal amount of Securities) or (C) Indebtedness of a Restricted Subsidiary that is not a Guarantor,

(ii) to an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), or capital expenditures, in each case used or useful in a Similar Business, and/or

(iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, Holdings or such Restricted Subsidiary of Holdings may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20 million, the Company shall make an offer to all Holders of Securities (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities that is an integral multiple of $2,000 or €1,000, as applicable, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $20 million by delivering by electronic transmission or mailing the notice required pursuant to the terms of Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company or a Wholly Owned Restricted Subsidiary is acting as a Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Company, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Company to the Trustee is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with Section 4.06.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Securities for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements or otherwise in compliance with the rules of DTC, Euroclear and Clearstream, as applicable); provided that no Dollar Securities of $2,000 or less or Euro Securities of €1,000 or less shall be purchased in part.

(f) Notices of an Asset Sale Offer shall be delivered by electronic transmission or mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that is to be purchased. So long as the Securities are listed on the Luxembourg Stock Exchange, such notices shall also be published in a Luxembourg newspaper of general circulation.

(g) A new Security in principal amount equal to the unpurchased portion of any Security purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Securities or portions thereof purchased.

SECTION 4.07. Transactions with Affiliates. (a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company or Holdings, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) (A) transactions between or among Holdings and/or any of its Restricted Subsidiaries and (B) any merger of Holdings and any direct parent company of Holdings; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04;

(iii) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Restricted Subsidiary or any direct or indirect parent company of Holdings or the Company;

(iv) transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Company or Holdings in good faith;

(vi) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby;

(vii) the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date;

(viii) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Holdings and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

(ix) any transaction effected as part of a Qualified Receivables Financing; and

(x) the issuance of Equity Interests (other than Disqualified Stock) of the Company or Holdings to any Permitted Holder or to any director, officer, employee or consultant of the Company or Holdings or any direct or indirect parent company of the Company or Holdings.

SECTION 4.08. Change of Control.

(a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities in accordance with Article 3 of this Indenture. In the event that at the time of such Change of Control the terms of the Credit Facilities restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to the Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Credit Facilities, or (ii) obtain the requisite consent, if required, under the Credit Facilities to permit the repurchase of the Securities as provided for in Section 4.08(b).

(b) Within 30 days following any Change of Control, except to the extent that the Company has exercised its right to redeem the Securities in accordance with Article 3 of this Indenture, the Company shall cause to be delivered by electronic transmission or mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee and, so long as the Securities are listed on the Luxembourg Stock Exchange, publish such notice in a Luxembourg newspaper of general circulation, stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Future Guarantors. Holdings shall cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that:

(a) guarantees any Indebtedness of Holdings or any of its Restricted Subsidiaries; or

(b) Incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clause (i) or (xii) of Section 4.03(b) or not permitted to be Incurred by such Section to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit F pursuant to which such Subsidiary shall guarantee payment of the Securities.

SECTION 4.12. Liens. (a) Holdings shall not, and shall not permit the Company to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of Holdings or the Company, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of Holdings or the Company unless the Securities are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence shall not require Holdings or the Company to secure the Securities if the Lien consists of a Permitted Lien.

(b) No Guarantor shall directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligation of such Guarantor unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to such Guarantor’s Guarantee) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence shall not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

SECTION 4.13. Maintenance of Office or Agency. (a) The Company shall maintain in Chicago, Illinois, in London, England and, so long as the Euro Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02.

(b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Chicago, Illinois, in London, England and, so long as the Euro Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in Luxembourg for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the corporate trust office of the Trustee or its Agent, in Chicago, Illinois, and in London, England and the office of the Luxembourg Paying Agent in Luxembourg, in each case as such office or agency of the Company in accordance with Section 2.04.

SECTION 4.14. Discharge and Suspension of Covenants.

(a) If on any date following the Issue Date (i) the Securities have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 4.03 hereof, Section 4.04 hereof, Section 4.05 hereof, Section 4.06 hereof, Section 4.07 hereof, and clause (iv) of Section 5.01 hereof (collectively, the “Suspended Covenants”) shall no longer be applicable to such Securities.

(b) In the event that Holdings and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time pursuant to Section 4.14(a) (any such period, a “Suspension Period”), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (1) withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating and/or (2) Holdings or any of its Affiliates enters into an agreement to effect a transaction and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below an Investment Grade Rating, then Holdings and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (2) above.

(c) Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero.

(d) In the event of any reinstatement of the Suspended Covenants pursuant to Section 4.14(b), no action taken or omitted to be taken by Holdings or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to any Securities; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made shall be calculated as though Section 4.04 hereof had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to Holdings’ right to subsequently designate them as Unrestricted Subsidiaries in compliance with Section 4.04 hereof and the definition of “Unrestricted Subsidiary” hereunder) and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to clause (iii) of Section 4.03(b) hereof.

(e) The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any Covenant Suspension Event or facts or events that would require the reinstatement of Suspended Covenants under this Section 4.14.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture and the Securities pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Securities. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary, and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

(b) Subject to the provisions of Section 10.02(b) (which govern the release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of Holdings that is a Guarantor), each Guarantor shall not, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantors’ Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

(iv) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) Holdings may merge with the Company, (3) a Guarantor may merge with another Guarantor or the Company and (4) a Guarantor may covert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Notwithstanding the foregoing, any Guarantor (other than Holdings) may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to, any Restricted Subsidiary of the Company that is not a Guarantor; provided that at the time of each such Transfer the aggregate amount of all such Transfers since the Issue Date shall not exceed 5% of the consolidated assets of the Company and the Guarantors as shown on the most recent available balance sheet of Holdings and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

(b) the Company defaults in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c) the Company fails to comply with its obligations under Section 5.01,

(d) Holdings or any of its Restricted Subsidiaries fails to comply with any of its obligations under the covenants set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and 4.12 (in each case, other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below,

(e) Holdings or any of its Restricted Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (a), (b), (c), or (d) above) and such failure continues for 60 days after the notice specified below,

(f) Holdings, the Company or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to Holdings or a Restricted Subsidiary of Holdings) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50 million or its foreign currency equivalent,

(g) Holdings, the Company or any Significant Subsidiary of Holdings pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdings, the Company or any Significant Subsidiary of Holdings in an involuntary case;

(ii) appoints a Custodian of Holdings, the Company or any Significant Subsidiary of Holdings or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Holdings, the Company or any Significant Subsidiary of Holdings;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(i) (i) Holdings, the Company or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof, or

(j) (j) the Guarantee of Holdings or any Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 10 days after the notice specified below.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d) or (e) above shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified in clauses (d) or (e) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Company shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to Holdings or the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to Holdings or the Company occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of any Event of Default specified in Section 6.01(f), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Company, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) In the event the Company is required to pay Additional Interest, the Company will provide written notice to the Trustee of the Company’s obligation to pay Additional Interest no later than 15 days prior to the next interest payment date, which notice shall set forth the amount of the Additional Interest to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company, any Guarantor or any Holder. Delivery of reports to the Trustee pursuant to Section 4.03 hereof shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to the Holders. As promptly as practicable after each September 30 beginning with the September 30 following the date of this Indenture, and in any event prior to September 30 in each year, the Trustee shall mail to each Holder a brief report dated as of such September 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Company or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

Notwithstanding the provisions of Section 4.12 hereof, to secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to Holdings or the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities:

(a) when (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable at their stated maturity within one year or (c) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds (i) in respect of the Dollar Securities, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or (ii) in respect of the Euro Securities, cash in Euros, EU Government Obligations or a combination thereof in each case, in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Company and/or the Guarantors have paid all other sums payable under this Indenture; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Dollar Securities and/or Euro Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and 4.12 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i) and 6.01(j) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Dollar Securities and/or Euro Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only), 6.01(i) or 6.01(j) or because of the failure of the Company to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee (x) in respect of the Dollar Securities, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof or (y) in respect of the Euro Securities, cash in Euros, EU Government Obligations or a combination thereof in each case, in an amount sufficient or Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Company;

(v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon written direction, which may be given by electronic transmission, any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to comply with Article 5;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv) to add additional Guarantees with respect to the Securities or to secure the Securities;

(v) to add to the covenants of the Company or Holdings for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or Holdings;

(vi) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(vii) to make any change that does not adversely affect the rights of any Holder; or

(viii) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities, and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders. (a) The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities); provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Euro Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Euro Securities (and not the consent of the Holders of at least a majority of all Securities), as the case may be, shall be required. However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Security,

(iii) reduce the principal of or change the Stated Maturity of any Security,

(iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3,

(v) make any Security payable in money other than that stated in such Security,

(vi) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02,

(vii) expressly subordinate the Securities or any Guarantee to any other Indebtedness of the Company or any Guarantor, or

(viii) modify the Guarantees in any manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment under this Section 9.02 becomes effective, the Company shall deliver by electronic transmission or mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither Holdings nor any Affiliate of Holdings shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08. Additional Voting Terms; Calculation of Principal Amount. Except as provided in the proviso to the first sentence of Section 9.02(a), all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantees. (a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 10 upon:

(i) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture,

(ii) Holdings designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary,”

(iii) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Securities pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of Holdings or any Restricted Subsidiary of Holdings or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities, and

(iv) in the case of clause (b)(i) above, such Subsidiary Guarantor being released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Senior Credit Facilities and any other Indebtedness of Holdings or any Restricted Subsidiary of Holdings.

A Guarantee also shall be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Credit Facilities or other exercise of remedies in respect thereof or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Senior Credit Facilities and any other Indebtedness of Holdings or any Restricted Subsidiary of Holdings which results in the obligation to guarantee the Securities.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 10.07. Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 11

EURO PAYING AGENCY AGREEMENT

SECTION 11.01. Appointment of Euro Paying Agent. The Issuer and the Guarantors hereby appoint The Bank of New York Mellon, London Branch, at its office at One Canada Square, London E14 5AL, as its Euro Paying Agent in respect of the Original Euro Securities upon the terms and conditions herein contained. The Euro Paying Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority, acceptable to it, to act on behalf of the Issuer and the Guarantors as the Issuer and the Guarantors may hereafter grant to or confer upon it.

SECTION 11.02. Payment. (a) In order to provide for all payments due on the Original Euro Securities as the same shall become due, the Issuer failing whom the Guarantors shall cause to be paid to the Euro Paying Agent, no later than one Business Day prior to the due date for the payment of each Original Euro Security, at such bank as the Euro Paying Agent shall previously have notified to the Issuer and the Guarantors, in immediately available funds sufficient to meet all payments due on such Original Euro Securities.

(b) The Issuer and the Guarantors hereby authorise and direct the Euro Paying Agent, from the amounts paid to it pursuant to this Section 11.02(b), to make or cause to be made all payments on the Original Euro Securities in accordance with the terms thereof. Such payments shall be made to the Holder or Holders of Original Euro Securities in accordance with the Original Euro Securities and the provisions herein contained and the procedures from time to time and for the time being of Euroclear and/or Clearstream.

(c) If for any reason the amounts received by the Euro Paying Agent pursuant to this Section 11.02(c) are insufficient to satisfy all claims in respect of all payments then due on the Original Euro Securities, the Euro Paying Agent shall forthwith notify the Issuer and the Guarantors and the Euro Paying Agent shall not be obliged to pay any such claims until the Euro Paying Agent has received or has had made available to its order the full amount of the monies then due and payable in respect of such Original Euro Securities. If, however, the Euro Paying Agent in its sole discretion shall make payment on the Original Euro Securities on their maturity or when otherwise due and the amount which should have been received is not received on such date, the Issuer and the Guarantors agree forthwith on demand to pay, or procure the payment of, to the Euro Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Indenture to the date when such amount is actually received (inclusive) at the rate notified to the Issuer and the Guarantors by the Euro Paying Agent.

(d) Without prejudice to the obligations of the Issuer and the Guarantors to make payments in accordance with the provisions of Section 11.02(a), if payment of the appropriate amount shall be made by or on behalf of the Issuer and the Guarantors later than the time, but otherwise in accordance with the provisions, mentioned in such clause, the Euro Paying Agent will still act as Euro Paying Agent of the Issuer and the Guarantors for the Original Euro Securities and will make or cause to be made payments as provided therein.

SECTION 11.03. Indemnity. (a) The Issuer and the Guarantors shall severally indemnify and keep indemnified the Euro Paying Agent against any losses, liabilities, costs, claims, actions or demands (collectively, “Losses”) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Indenture in respect of the Issuer’s or Guarantors’ respective issue or guarantee of Original Euro Securities, except such as may result from the Euro Paying Agent’s negligence, willful default, or fraud or that of its officers or employees or any of them. Notwithstanding any provision of this Indenture to the contrary, the Euro Paying Agent will not in any event be liable for special punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Euro Paying Agent has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise.

(b) The indemnity contained in Section 11.03(a) shall survive the termination or expiry of this Indenture.

SECTION 11.04. General. (a) In acting under this Indenture the Euro Paying Agent shall have no obligation towards or relationship of agency or trust with the Holder of any Original Euro Security.

(b) Except as otherwise required by law, the Euro Paying Agent shall treat the Holder of an Original Euro Security as its absolute owner as provided in the terms of any Original Euro Security and shall not be liable for doing so.

(c) The Euro Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of an Original Euro Security in respect of moneys payable by it under this Indenture.

(d) The Euro Paying Agent may (at the expense of the Issuer, or Guarantors) consult on any matter concerning its duties hereunder any legal adviser or other expert selected by it who may be an adviser to the Issuer or the Guarantors and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

(e) The Euro Paying Agent shall not be liable in respect of anything done or suffered by it in reliance on an Original Euro Security or other document or information from any reputable electronic or other source reasonably believed in good faith by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties. The Euro Paying Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Original Euro Security or other security (or any interest therein) of the Issuer or the Guarantors, or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if the Euro Paying Agent were not Euro Paying Agent and need not account for any profit.

(f) The Euro Paying Agent shall be obliged to perform such duties and only such duties as are herein and in the Original Euro Securities specifically set forth in relation to it, and no implied duties or obligations shall be read into this Indenture or the Original Euro Securities against the Euro Paying Agent.

(g) The Euro Paying Agent shall be entitled to deal with any money paid to it by the Issuer or Guarantors for the purposes of this Indenture in the same manner as other money paid to a banker by its customers and shall not be liable to account for the Issuer or the Guarantors for any interest or other amounts in respect of the money. Money held by the Euro Paying Agent need be segregated except as required by law.

(h) The Euro Paying Agent shall not be under any obligation to take any action under this Indenture which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

SECTION 11.05. Change of Euro Paying Agent. (a) Subject as provided below, the Euro Paying Agent may resign its appointment hereunder at any time by giving not less than 30 days’ written notice to that effect to the Issuer and the Guarantors; provided that, the Euro Paying Agent will not resign unless The Bank of New York Mellon Trust Company, N.A. also resigns as Trustee under this Indenture.

(b) Subject as provided below, the Euro Paying Agent may be removed by the delivery to it of an instrument in writing signed by the Issuer and the Guarantors specifying such removal and the date when it shall become effective (such effective date being at least 30 days after the said delivery).

(c) Upon its resignation or removal the Euro Paying Agent shall hold all moneys deposited with it or held by it hereunder and any records and documents held by it hereunder to the order of the new Euro Paying Agent appointed hereunder, but shall have no other duties or responsibilities hereunder and shall be entitled to the payment by the Issuer and the Guarantors of remuneration for services rendered by it hereunder and to the reimbursement of its expenses in accordance with the terms of Section 11.06.

(d) Upon its resignation or removal the Euro Paying Agent shall have no other duties or responsibilities hereunder and shall be entitled to the payment by the Issuer of remuneration for services rendered by it hereunder up to and including the date such resignation or removal becomes effective and to the reimbursement of its expenses incurred in connection with such services.

(e) If the Euro Paying Agent shall resign or be removed as aforesaid, the Issuer and the Guarantors shall promptly appoint a successor bank or financial institution of equivalent standing and reputation.

(f) Any successor Euro Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer and the Guarantors an instrument accepting such appointment hereunder, and thereupon, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the relevant Euro Paying Agent herein and such predecessor shall, upon payment of its charges, disbursements and reasonable out-of-pocket expenses then unpaid (or if there is a dispute concerning the payment of such charges, disbursements or expenses then upon notice from the Issuer, but without prejudice to the conduct of the dispute), become obliged to pay and hand over, and such successor shall be entitled to receive, as the case may be, all moneys, unissued Original Euro Securities and other records and documents held by such predecessor as such Euro Paying Agent.

(g) The Euro Paying Agent may change the address of its office within a particular city, in which event it shall give to the Issuer and the Guarantors not less than 30 days’ prior written notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

(h) The appointment of the Euro Paying Agent shall forthwith terminate if the Euro Paying Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order is made for the winding up or dissolution of such Euro Paying Agent, a receiver, administrator or other similar official of such Euro Paying Agent on all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law or a public officer takes charge or control of such Euro Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(i) Any corporation into which a Euro Paying Agent may be merged or consolidated or any corporation resulting from any merger or consolidation to which such Euro Paying Agent is a party or any corporation to which such Euro Paying Agent shall sell or otherwise transfer all or substantially all of its assets shall, unless the Issuer and the Guarantors determine otherwise, to the extent permitted by applicable law, on the date on which such merger, consolidation or transfer becomes effective, become the successor to such Agent under this Indenture without the execution or filing of any paper or any further act on the part of the parties hereto, and thereafter all references in this Indenture to such Euro Paying Agent shall be deemed to be references to such corporation.

SECTION 11.06. Commissions, Fees and Expenses. (a) The Issuer and the Guarantors will severally pay to the Euro Paying Agent the commissions, fees and expenses in respect of the agents’ services as separately agreed with the Euro Paying Agent.

(b) The Issuer and the Guarantors will also severally pay as all out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by the Euro Paying Agent in connection with its services for each respective issue together with any applicable value added tax and stamp, issue, or other documentary taxes and duties.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 12.02. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Company or a Guarantor:

Nalco Company

1601 W. Diehl Road

Naperville, Illinois 60563

Attention of: Chief Financial Officer

Facsimile: (630) 305-2937

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020, Chicago, IL 60602

Attention of: Corporate Trust Administration

Facsimile: (312) 827-8542

if to the Euro Paying Agent:

The Bank of New York Mellon, London Branch

One Canada Square

London E145AL

Tel no: +44 (0) 207 964 5028

Facsimile: +44 (0) 207 964 2536

Attention: Corporate Trust Administration

The Company, the Trustee or the Euro Paying Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. So long as the Euro Securities are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, such notice to the Holders of the Euro Securities will be published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

(d) Any communication by the Company or any Guarantor to the Euro Paying Agent under this Indenture shall be effective, (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax), when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

(e) In no event, shall the Euro Paying Agent be liable for any Losses arising from the Euro Paying Agent receiving or transmitting any data from or to any person authorized in writing delivered to the Euro Paying Agent by the Company or any Guarantor to give instructions to the Euro Paying Agent from time to time under this Indenture (an “Authorized Person”) via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The Company and Guarantors accept that some methods of communication are not secure and the Euro Paying Agent shall incur any liability for receiving instructions via any such non-secure method. The Euro Paying Agent is authorized to comply with and rely upon any such notice, instruction or other communications believed by it to have been sent or given by an Authorized Person. The Company and the Guarantors shall use reasonable endeavors to ensure that instructions transmitted to the Euro Paying Agent pursuant to this Indenture are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Company or any Guarantor to the Euro Paying Agent for purposes of this Indenture.

SECTION 12.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.10. No Recourse Against Others. No director, officer, employee, incorporator or holder of any equity interests in the Company (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

SECTION 12.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.16. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.17. Force Majeure.

In no event shall the Trustee, Paying Agent, or Registrar be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 12.18. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions. (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Dollar Securities, the Guarantees of the Dollar Securities or this Indenture to the extent it relates to the Dollar Securities, including damages related thereto, and Euros are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Euro Securities, the Guarantees of the Euro Securities or this Indenture to the extent it relates to the Euro Securities, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Dollar Securities or Euro by a Holder of Euro Securities (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. Dollar or Euro amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar or Euro amount is less than the U.S. Dollar or Euro amount expressed to be due to the recipient under the applicable Securities, the Company shall indemnify it against any loss sustained by it as a result as set forth in Section 12.18(b). In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.18, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars or Euros, as the case may be, been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars or Euros, as applicable, on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.18 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Securities.

(b) The Company and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(i)	(A)	If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

	(B)	If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(ii)	In the event of the winding-up of the Company or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Company or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 12.18 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NALCO HOLDINGS LLC

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Title:	Vice President

NALCO COMPANY

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Title:	Vice President

NALCO GULF RESPONSE CORP.

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Title:	Vice President

CALGON LLC

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Title:	President

NALCO CROSSBOW WATER LLC NALCO DELAWARE COMPANY

By:	/s/ Stephen N. Landsman
Name:	Stephen N. Landsman
Title:	Vice President

MOBOTEC AB, INC.

NALCO INDUSTRIAL OUTSOURCING COMPANY

NALCO ONE SOURCE LLC

NALCO PWS, INC.

NALCO LEASING CORPORATION

NALTECH, INC.

NALCO ENERGY SERVICES MIDDLE EAST HOLDINGS, INC.

NALCO ENERGY SERVICES EQUATORIAL GUINEA LLC

ONES WEST AFRICA LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Vice President

NALCO IP HOLDER LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Manager

NALCO TWO, INC.

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Director

NALCO GLOBAL HOLDINGS LLC NALCO INTERNATIONAL HOLDINGS LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Vice President

RES-KEM LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Vice President

RES-KEM GENERAL WATER LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Vice President

NALCO FAB-TECH LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Vice President

NALCO MOBOTEC, INC.

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Vice President

NALCO ENVIRONMENTAL SOLUTIONS LLC

By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Manager

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

The undersigned agrees to act as Authenticating Agent, Euro Paying Agent, Registrar, and Securities Custodian for the Euro Securities:

THE BANK OF NEW YORK MELLON, LONDON BRANCH

By:	/s/ Amy Bowley
Name: Amy Bowley
Title: Senior Associate

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES, ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Common Depository” means, with respect to the Euro Securities, The Bank of New York Mellon, London Branch as common depository for Euroclear and Clearstream or another Person designated as common depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Definitive Dollar Security” means a certificated Initial Dollar Security or Exchange Dollar Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Definitive Euro Security” means a certificated Initial Euro Security or Exchange Euro Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Definitive Securities” means, collectively, Definitive Dollar Securities and Definitive Euro Securities.

“Depository” means, with respect to the Dollar Securities, The Depository Trust Company, its nominees and their respective successors.

“Dollar Initial Purchasers” means Goldman, Sachs & Co., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc. and such other dollar initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Dollar Securities.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Euro Initial Purchasers” means Goldman Sachs International, Citigroup Global Markets Limited, HSBC Bank plc, Deutsche Bank AG, London Branch, Merrill Lynch International, BMO Capital Markets Corp., Crédit Agricole Corporate and Investment Bank and such other euro initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Euro Securities.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means the Dollar Initial Purchasers and the Euro Initial Purchasers.

“Purchase Agreement” means (a) the Purchase Agreement dated December 9, 2010, among the Company, the Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means (a) the Registration Rights Agreement dated as of December 21, 2010 among the Company, the Guarantors and the Initial Purchasers relating to the Securities and (b) any other similar Registration Rights Agreement relating to Additional Securities.

“Registration Default Damages” has the meaning set forth in the Registration Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Definitive Securities, it means the comparable period of 40 consecutive days.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository or the Common Depository, as applicable) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

“Transfer Restricted Definitive Dollar Securities” means Definitive Dollar Securities and any other Dollar Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Definitive Euro Securities” means Definitive Euro Securities and any other Euro Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Definitive Securities” means Transfer Restricted Definitive Dollar Securities and Transfer Restricted Definitive Euro Securities.

“Transfer Restricted Global Dollar Security” means Global Dollar Securities and any other Dollar Securities that are subject to the Restricted Securities Legend.

“Transfer Restricted Global Euro Security” means Global Euro Securities and any other Euro Securities that are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Transfer Restricted Global Dollar Securities and Transfer Restricted Global Euro Securities.

“Unrestricted Global Dollar Security” means a Global Dollar Security that does not bear the Restricted Securities Legend.

“Unrestricted Global Euro Security” means a Global Euro Security that does not bear the Restricted Securities Legend.

“Unrestricted Global Securities” means Unrestricted Global Dollar Securities and Unrestricted Global Euro Securities.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2 Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(b)
“Global Dollar Securities”	2.1(b)
“Global Euro Securities”	2.1(b)
“Global Securities”	2.1(b)
“Regulation S Global Dollar Securities”	2.1(b)
“Regulation S Global Euro Securities”	2.1(b)
“Regulation S Global Securities”	2.1(b)
“Rule 144A Global Dollar Securities”	2.1(b)
“Rule 144A Global Euro Securities”	2.1(b)
“Rule 144A Global Securities”	2.1(b)

2. The Securities.

2.1 Form and Dating; Global Securities. (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in

Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Securities. (i) Rule 144A Securities that are Dollar Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Dollar Securities”). Rule 144A Securities that are Euro Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Euro Securities” and, together with the Rule 144A Global Dollar Securities, the “Rule 144A Global Securities”). Regulation S Securities that are Dollar Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Dollar Securities”). Regulation S Securities that are Euro Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Euro Securities” and, together with the Regulation S Global Dollar Securities, the “Regulation S Global Securities”). The term “Global Dollar Securities” means the Rule 144A Global Dollar Securities and the Regulation S Global Dollar Securities. The term “Global Euro Securities” means, collectively, the Rule 144A Global Euro Securities and the Regulation S Global Euro Securities. The term “Global Securities” means, collectively, the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Dollar Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend. The Global Euro Securities initially shall (i) be registered in the name of the Common Depository or the nominee of such Common Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Euro Paying Agent as custodian for such Common Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or the Common Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Dollar Securities for all purposes whatsoever. The Common Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Euro Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or the Common Depository, as the case may be, or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Transfers of Global Dollar Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Transfers of Global Euro Securities shall be limited to transfer in whole, but not in part, to the Common Depository, its successor and their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (i) in the case of a Global Dollar Security, the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Security and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) in the case of a Global Euro Security, (x) Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue as clearing agency or (y) the Common Depository notifies the Company that it is unwilling or unable to continue as common depository for such Global Euro Security and the Company fails to appoint a successor common depository within 120 days of such notice or (iii) in the case of any Global Security, there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository or the Common Depository, as applicable, in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Company for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Dollar Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. The transfer and exchange of beneficial interests in the Global Euro Securities shall be effected through the Common Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of Euroclear and Clearstream. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Dollar Securities shall be transferred or exchanged only for beneficial interests in Global Dollar Securities. Beneficial interests in Global Euro Securities shall be transferred or exchanged only for beneficial interests in Global Euro Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Dollar Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Dollar Security. Beneficial interests in any Unrestricted Global Euro Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Euro Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Dollar Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Dollar Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase; provided that in no event shall a beneficial interest in a Global Dollar Security be credited, or an Unrestricted Definitive Security that is a Dollar Security be issued, to a Person who is an affiliate (as defined in Rule 144) of the Company. In connection with all transfers and exchanges of beneficial interests in any Global Euro Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Common Depository in accordance with the applicable rules and procedures of Euroclear or Clearstream directing the Common Depository to credit or cause to be credited a beneficial interest in another Global Euro Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of Euroclear or Clearstream containing information regarding the Agent Member account to be credited with such increase; provided that in no event shall a beneficial interest in a Global Euro Security be credited, or an Unrestricted Definitive Security that is a Euro Security be issued, to a Person who is an affiliate (as defined in Rule 144) of the Company. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in (x) a Transfer Restricted Global Dollar Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Dollar Security and (y) a Transfer Restricted Global Euro Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Euro Security, in each case if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in (x) a Transfer Restricted Global Dollar Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Dollar Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Dollar Security or (y) a Restricted Global Euro Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Euro Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Euro Security, in each case if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Dollar Securities shall be transferred or exchanged only for Definitive Dollar Securities and beneficial interests in Global Euro Securities shall be transferred or exchanged only for Definitive Euro Securities.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Definitive Dollar Securities shall be transferred or exchanged only for beneficial interests in Global Dollar Securities. Definitive Euro Securities shall be transferred or exchanged only for beneficial interests in Global Euro Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B) if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Security is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii) Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Definitive Securities proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Definitive Dollar Securities shall be transferred or exchanged only for Definitive Dollar Securities. Definitive Euro Securities shall be transferred or exchanged only for Definitive Euro Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii) Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH

SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NALCO COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT, AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF NALCO COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NALCO COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Definitive Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository or the Common Depository, as applicable, at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). In addition, for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such securities exchange so require, notices to the Holders of the Securities shall be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.2 any certificate (i) evidencing a Security that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Company, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Company or any affiliate of the Company was an owner of such Security, in each case, be in the form of a permanent Definitive Security and bear the Restricted Securities Legend subject to the restrictions in this Section 2.2. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(j). The Company, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

EXHIBIT A

[FORM OF FACE OF INITIAL DOLLAR SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NALCO COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT, AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF

AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF NALCO COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NALCO COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Dollar Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL DOLLAR SECURITY]

No.	[$ ]

6.625% Senior Note due 2019

CUSIP No. 629855 AQ0/REG S: U6291A AK5

ISIN No. 144A: US629855 AQ02/REG S: USU6291AAK52

NALCO COMPANY, a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Dollar Security attached hereto]a on January 15, 2019.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Dollar Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NALCO COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Dollar Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[a]	Use the Schedule of Increases and Decreases language if Dollar Security is in Global Form.

*/	If the Dollar Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF INITIAL DOLLAR SECURITY]

6.625% Senior Note due 2019

1.	Interest

(a) NALCO COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Dollar Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2011.b Interest on the Dollar Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 21, 2010b until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) Registration Rights Agreement. The Holder of this Dollar Security is entitled to the benefits of a Registration Rights Agreement, dated as of December 21, 2010, among the Company, the Guarantors and the Initial Purchasers.

2.	Method of Payment

The Company shall pay interest on the Dollar Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Dollar Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Dollar Securities represented by a Global Dollar Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Dollar Security (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Dollar Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Dollar Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[b]	With respect to Securities issued on the Issue Date.

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Dollar Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Dollar Securities under an Indenture dated as of December 21, 2010 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Dollar Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Dollar Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Dollar Securities are senior unsecured obligations of the Company. This Dollar Security is one of the Initial Dollar Securities referred to in the Indenture. The Dollar Securities include the Initial Dollar Securities and any Exchange Dollar Securities issued in exchange for Initial Dollar Securities pursuant to the Indenture. The Initial Dollar Securities and any Exchange Dollar Securities together with the Initial Euro Securities and any Exchange Euro Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Holdings and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest, on the Dollar Securities and all other amounts payable by the Company under the Indenture and the Dollar Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Dollar Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following two paragraphs, the Dollar Securities shall not be redeemable at the option of the Company prior to January 15, 2014. Thereafter, the Dollar Securities shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Year	Redemption Price

2014	104.969%
2015	103.313%
2016	101.656%
2017 and thereafter	100.000%

In addition, at any time prior to January 15, 2014, the Company may redeem the Dollar Securities at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Dollar Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2014, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Dollar Securities (calculated after giving effect to any issuance of Additional Dollar Securities) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by Holdings or any direct or indirect parent of Holdings or the Company, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 106.625% of the principal amount thereof plus, accrued and unpaid interest, and additional interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Dollar Securities (calculated after giving effect to any issuance of Additional Dollar Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

In connection with the redemption of Dollar Securities with the proceeds of an Equity Offering, any such redemption may, at the Company’s discretion, be conditioned upon completion of the Equity Offering.

6.	Sinking Fund

The Dollar Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be delivered by electronic transmission or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Dollar Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of DTC. Dollar Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Dollar Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Dollar Securities (or such portions thereof) called for redemption.

8.	Repurchase of Dollar Securities at the Option of Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Dollar Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Dollar Securities upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Dollar Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Dollar Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Dollar Securities selected for redemption (except, in the case of a Dollar Security to be redeemed in part, the portion of the Dollar Security not to be redeemed) or to transfer or exchange any Dollar Securities for a period of 15 days prior to a selection of Dollar Securities to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this Dollar Security shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Dollar Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Dollar Securities to redemption, or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Euro Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Euro Securities (and not the consent of the Holders of at least a majority of all Securities), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to add additional covenants of the Company or Holdings for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to provide for the issuance of the Exchange Securities or Additional Securities.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17.	Authentication

This Dollar Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Dollar Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers and ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:		Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED DOLLAR SECURITIES

This certificate relates to $             principal amount of Dollar Securities held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned:

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Dollar Security held by the Depository a Dollar Security or Dollar Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Dollar Security (or the portion thereof indicated above); and

check the following, if applicable:

☐       is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐       is exchanging this Dollar Security in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Dollar Security or Dollar Securities; and

check the following, if applicable:

☐       is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐       the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Dollar Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Dollar Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

	(1)	☐ to the Company; or

	(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

	(3)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(4)

☐       inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)

☐       outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)

☐       to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:		Your Signature:

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Dollar Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL DOLLAR SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DOLLAR SECURITY

The initial principal amount of this Global Dollar Security is $                    . The following increases or decreases in this Global Dollar Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Dollar Security	Amount of increase in Principal Amount of this Global Dollar Security	Principal amount of this Global Dollar Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Dollar Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Dollar Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF INITIAL EURO SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN A NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITORY, TO NOMINEES OF THE COMMON DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NALCO COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT, AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF

AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF NALCO COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NALCO COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Euro Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL EURO SECURITY]

No.	[€ ]

6.875% Senior Note due 2019

CUSIP No. [144A: 629855 AR8]/[REG S: U6291A AL3]

ISIN No. [144A: XS0569255549]/[REG S: XS0569255200]

Common Code [144A: 056925554]/[REG S: 056925520]

NALCO COMPANY, a Delaware corporation, promises to pay to THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, or registered assigns, the principal sum [of Euros] [listed on the Schedule of Increases or Decreases in Global Euro Security attached hereto]c on January 15, 2019.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Euro Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NALCO COMPANY

By:
Name:
Title:

Dated:

[c]	Use the Schedule of Increases and Decreases language if Euro Security is in Global Form.

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Authenticating Agent, certifies that this is one of the Euro Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/

If the Euro Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF INITIAL EURO SECURITY]

6.875% Senior Note due 2019

1.	Interest

(a) NALCO COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Euro Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2011.d Interest on the Euro Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 21, 2010 until the principal hereof is due.d Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Euro Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) Registration Rights Agreement. The Holder of this Euro Security is entitled to the benefits of a Registration Rights Agreement, dated as of December 21, 2010, among the Company, the Guarantors and the Initial Purchasers named therein.

2.	Method of Payment

The Company shall pay interest on the Euro Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Euro Securities are canceled after the record date and on or before the interest payment date. The Holders must surrender Euro Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of a member state of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Euro Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Company will make all payments in respect of a certificated Euro Security (including principal, premium, if any, and interest), at the office of a Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Euro Securities may also be made, in the case of a Holder of at least €1,000,000 aggregate principal amount of Euro Securities, by wire transfer to a Euro account maintained by the payee with a bank in member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, London Branch will act as Euro Paying Agent. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

[d]	With respect to Securities issued on the Issue Date.

4.	Indenture

The Company issued the Euro Securities under an Indenture dated as of December 21, 2010 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”). The terms of the Euro Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Euro Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions

The Euro Securities are senior unsecured obligations of the Company. This Euro Security is one of the Initial Euro Securities referred to in the Indenture. The Euro Securities include the Initial Euro Securities and any Exchange Euro Securities issued in exchange for Initial Euro Securities pursuant to the Indenture. The Initial Euro Securities and any Exchange Euro Securities together with the Initial Dollar Securities and the Exchange Dollar Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Holdings and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Euro Securities and all other amounts payable by the Company under the Indenture and the Euro Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Euro Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption.

Except as set forth in the following two paragraphs, the Euro Securities shall not be redeemable at the option of the Company prior to January 15, 2014. Thereafter, the Euro Securities shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Year	Redemption Price

2014	105.156%
2015	103.438%
2016	101.719%
2017 and thereafter	100.000%

In addition, at anytime prior to January 15, 2014, the Company may redeem the Euro Securities, at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Euro Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2014, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Euro Securities (calculated after giving effect to any issuance of Additional Euro Securities) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by Holdings or any direct or indirect parent of Holdings or the Company, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Euro Securities (calculated after giving effect to any issuance of Additional Euro Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

In connection with the redemption of Euro Securities with the proceeds of an Equity Offering, any such redemption may, at the Company’s discretion, be conditioned upon completion of the Equity Offering.

6.	Sinking Fund

The Euro Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be delivered by electronic transmission or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Euro Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of Euroclear and Clearstream. Euro Securities in denominations larger than €100,000 may be redeemed in part but only in whole multiples of €1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Euro Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Euro Securities (or such portions thereof) called for redemption.

8.	Repurchase of Euro Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Euro Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Euro Securities upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Euro Securities are in registered form, without coupons, in denominations of €100,000 and whole multiples of €1,000. A Holder shall register the transfer of or exchange of Euro Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Euro Securities selected for redemption (except, in the case of a Euro Security to be redeemed in part, the portion of the Euro Security not to be redeemed) or to transfer or exchange any Euro Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this Euro Security shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or EU Government Obligations for the payment of principal of, and interest on the Securities to redemption, or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Euro Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Euro Securities (and not the consent of the Holders of at least a majority of all Securities), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to add additional covenants of the Company or Holdings for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to provide for the issuance of the Exchange Securities or Additional Securities.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17.	Authentication

This Euro Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Euro Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs and Common Codes, to be printed on the Euro Securities and has directed the Trustee to use CUSIP numbers and ISINs and Common Codes, in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Euro Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED EURO SECURITIES

This certificate relates to €             principal amount of Euro Securities held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Euro Security held by the Depository a Euro Security or Euro Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Euro Security (or the portion thereof indicated above); and

check the following, if applicable:

☐       is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐       is exchanging this Euro Security in connection with an expected transfer to an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Euro Security or Euro Securities; and

check the following, if applicable:

☐       is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture; or

☐       the transferee is an affiliate of the Company as contemplated in Section 2.2(j) of Appendix A to the Indenture.

In connection with any transfer of any of the Euro Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Euro Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW
	(1)	☐ to the Company; or

	(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

	(3)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(4)

☐       inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)

☐       outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)

☐       to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:
Your Signature

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Euro Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL EURO SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EURO SECURITY

The initial principal amount of this Global Euro Security is €                    . The following increases or decreases in this Global Euro Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Euro Security	Amount of increase in Principal Amount of this Global Euro Security	Principal amount of this Global Euro Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Euro Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Euro Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount (€1,000 or an integral multiple thereof):

€

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT C

[FORM OF FACE OF EXCHANGE DOLLAR SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

6.625% Senior Note due 2019

CUSIP No. [            ]

ISIN No. [                ]

NALCO COMPANY, a Delaware corporation, promises to pay to [                                        ], or registered assigns, the principal sum [of              Dollars] [listed on the Schedule of Increases or Decreases in Global Dollar Security attached hereto]e on January 15, 2019.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Dollar Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NALCO COMPANY

By:
Name:
Title:

Dated:

[e]	Use the Schedule of Increases and Decreases language if Dollar Security is in Global Form.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Dollar Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Dollar Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF EXCHANGE DOLLAR SECURITY]

6.625% Senior Note due 2019

1.	Interest

NALCO COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Dollar Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2011.f Interest on the Dollar Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 21, 2010f until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Dollar Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Dollar Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Dollar Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Dollar Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Dollar Securities represented by a Global Dollar Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Dollar Security (including principal, premium, if any, and interest), at the office of a Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Dollar Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Dollar Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Dollar Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

[f]	With respect to the Securities issued on the Issue Date.

4.	Indenture

The Company issued the Dollar Securities under an Indenture dated as of December 21, 2010 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Dollar Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Dollar Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Dollar Securities are senior unsecured obligations of the Company. This Dollar Security is one of the Exchange Dollar Securities referred to in the Indenture. The Dollar Securities include the Initial Dollar Securities, the Additional Dollar Securities and any Exchange Dollar Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Dollar Securities and Exchange Dollar Securities together with the Initial Euro Securities and any Exchange Euro Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Holdings and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest, if any, on the Dollar Securities and all other amounts payable by the Company under the Indenture and the Dollar Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Dollar Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following two paragraphs, the Dollar Securities shall not be redeemable at the option of the Company prior to January 15, 2014. Thereafter, the Dollar Securities shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Year	Redemption Price
2014	104.969%
2015	103.313%
2016	101.656%
2017 and thereafter	100.000%

In addition, prior to January 15, 2014, the Company may redeem the Dollar Securities at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Dollar Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2014, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Dollar Securities (calculated after giving effect to any issuance of Additional Dollar Securities), with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by Holdings or any direct or indirect parent of Holdings or the Company, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 106.625% of the principal amount thereof plus accrued and unpaid interest, and additional interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Dollar Securities (calculated after giving effect to any issuance of Additional Dollar Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.	Sinking Fund

The Dollar Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be delivered by electronic transmission or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Dollar Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of DTC. Dollar Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Dollar Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Dollar Securities (or such portions thereof) called for redemption.

8.	Repurchase of Dollar Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Dollar Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Dollar Securities upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Dollar Securities are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Dollar Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Dollar Securities selected for redemption (except, in the case of a Dollar Security to be redeemed in part, the portion of the Dollar Security not to be redeemed) or to transfer or exchange any Dollar Securities for a period of 15 days prior to a selection of Dollar Securities to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this Dollar Security shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Dollar Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption, or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Euro Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Euro Securities (and not the consent of the Holders of at least a majority of all Securities), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to add additional covenants of the Company or Holdings for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to provide for the issuance of the Exchange Securities or Additional Securities.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17.	Authentication

This Dollar Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Dollar Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers and ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:		Your Signature:
Sign exactly as your name appears on the other side of this Security.
Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Dollar Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Dollar Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL DOLLAR SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DOLLAR SECURITY

The initial principal amount of this Global Dollar Security is $            . The following increases or decreases in this Global Dollar Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Dollar Security	Amount of increase in Principal Amount of this Global Dollar Security	Principal amount of this Global Dollar Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT D

[FORM OF FACE OF EXCHANGE EURO SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN A NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITORY, TO NOMINEES OF THE COMMON DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	€

6.875% Senior Note due 2019

CUSIP No.

ISIN No.

Common Code

NALCO COMPANY, a Delaware corporation, promises to pay to [                                         ], or registered assigns, the principal sum [of              Euros] [listed on the Schedule of Increases or Decreases in Global Euro Security attached hereto]g on January 15, 2019.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Euro Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NALCO COMPANY

By:
Name:
Title:

Dated:

AUTHENTICATING AGENT’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Authenticating Agent, certifies that this is one of the Euro Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

[g]	Use the Schedule of Increases and Decreases language if Euro Security is in Global Form.

*/	If the Euro Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF EXCHANGE EURO SECURITY]

6.875% Senior Note due 2019

1.	Interest

NALCO COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2011.h Interest on the Euro Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 21, 2010h until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Euro Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Euro Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Euro Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Euro Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of a member state of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Euro Securities represented by a Global Euro Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Company will make all payments in respect of a certificated Euro Security (including principal, premium, if any, and interest), at the office of a Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Euro Securities may also be made, in the case of a Holder of at least €1,000,000 aggregate principal amount of Euro Securities, by wire transfer to a Euro account maintained by the payee with a bank in a member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, London Branch, will act as Euro Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

[h]	With respect to Securities issued on the Issue Date.

4.	Indenture

The Company issued the Securities under an Indenture dated as of December 21, 2010 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”). The terms of the Euro Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Euro Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Euro Securities are senior unsecured obligations of the Company. This Euro Security is one of the Exchange Euro Securities referred to in the Indenture. The Euro Securities include the Initial Euro Securities, the Additional Euro Securities and any Exchange Euro Securities issued in exchange for the Initial Euro Securities pursuant to the Indenture. The Initial Euro Securities and Exchange Euro Securities together with the Initial Dollar Securities and any Exchange Dollar Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings, and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of Holdings, and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest, if any, on the Euro Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Euro Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following two paragraphs, the Euro Securities shall not be redeemable at the option of the Company prior to January 15, 2014. Thereafter, the Euro Securities shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Year	Redemption Price
2014	105.156%
2015	103.438%
2016	101.719%
2017 and thereafter	100.000%

In addition, at anytime prior to January 15, 2014, the Company may redeem the Euro Securities, at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Euro Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2014, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Euro Securities (calculated after giving effect to any issuance of Additional Euro Securities), with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by Holdings or any direct or indirect parent of Holdings or the Company, in each case, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Euro Securities (calculated after giving effect to any issuance of Additional Euro Securities) must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.	Sinking Fund

The Euro Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be delivered by electronic transmission or mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Euro Securities to be redeemed at his, her or its registered address or otherwise in accordance with the procedures of Euroclear and Clearstream. Euro Securities in denominations larger than €100,000 may be redeemed in part but only in whole multiples of €1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Euro Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Euro Securities (or such portions thereof) called for redemption.

8.	Repurchase of Euro Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Euro Securities upon the occurrence of certain events.

9.	Denominations; Transfer; Exchange

The Euro Securities are in registered form, without coupons, in denominations of €100,000 and whole multiples of €1,000. A Holder shall register the transfer of or exchange of Euro Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Euro Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Euro Security not to be redeemed) or to transfer or exchange any Euro Securities for a period of 15 days prior to a selection of Euro Securities to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this Euro Security shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Euro Securities and the Indenture if the Company deposits with the Trustee money or EU Government Obligations for the payment of principal and interest on the Securities to redemption, or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities; provided, however, that if any amendment, waiver or other modification will only affect the Dollar Securities or the Euro Securities, only the consent of the Holders of at least a majority in principal amount of the then outstanding Dollar Securities or Euro Securities (and not the consent of the Holders of at least a majority of all Securities), as the case may be, shall be required. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees with respect to the Securities; (v) to add additional covenants of the Company or Holdings for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; or (viii) to provide for the issuance of the Exchange Securities, or Additional Securities.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings or the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company (other than Holdings) or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17.	Authentication

This Euro Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Euro Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs and Common Codes, to be printed on the Euro Securities and has directed the Trustee to use CUSIP numbers and ISINs and Common Codes, in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Euro Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

            (Print or type assignee’s name, address and zip code)

            (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale  ☐                    Change of Control  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount (€1,000 or an integral multiple thereof):

€

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL EURO SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL EURO SECURITY

The initial principal amount of this Global Euro Security is €                    . The following increases or decreases in this Global Euro Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Euro Security	Amount of increase in Principal Amount of this Global Euro Security	Principal amount of this Global Euro Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT E

Form of

Transferee Letter of Representation

Nalco Company

c/o The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $/€[            ] principal amount of the 6.625% /6.875% Senior Notes due 2019 (the “Securities”) of NALCO COMPANY (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:	TRANSFEREE: ,

by ,

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [            ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of NALCO COMPANY (or its successor), a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing Guarantors has heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of December 21, 2010, providing for the issuance of the Company’s U.S. Dollar-denominated 6.625% Senior Notes due 2019 (the “Dollar Securities”) and Euro-denominated 6.875% Senior Notes due 2019 (the “Euro Securities” and, together with the Dollar Securities, the “Securities”), initially in the aggregate principal amount of $750,000,000 and €200,000,000, respectively;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

NALCO COMPANY

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Name:
Title: